Contact:
Randall H. Brown, Executive Vice President, CFO & Treasurer
Education Realty Trust
901-259-2500   rbrown@edrtrust.com
Susan Jennings, Public Relations
Education Realty Trust
 901-259-2506   sjennings@edrtrust.com

For Immediate Release

Education Realty Trust Increases
Quarterly Dividend 40%

MEMPHIS, Tenn. June  23, 2011— Education Realty Trust Inc. (NYSE:EDR), one of the nation’s largest developers, owners and managers of collegiate housing, today announced its board of directors has approved a quarterly cash dividend of $ 0.07 per share of common stock for the quarter ending June 30, 2011.  The dividend will be payable August 16, 2011, to shareholders of record as of July 29, 2011.

With this dividend increase, the annualized dividend of $ 0.28 per share represents approximately 70% of the previously issued 2011 Core Funds from Operations guidance range of $ 0.38 to $ 0.42 per share and represents a 3.3% yield based on the closing price of EDR stock on June 22, 2011.

About Education Realty Trust

Education Realty Trust Inc. (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EDR is a self-administered and self-managed real estate investment trust that owns or manages 57 communities in 23 states with more than 33,800 beds within more than 10,600 units. For more information please visit the company's web site at www.educationrealty.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the dates on which they are made, and the company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.